Exhibit 10.14
                License and Distribution Agreement

     THIS LICENSE AGREEMENT is entered into as of October 6th, 2003 (the "Agreement Date"), by and between:

     Imagenetix, Inc., a corporation organized under the laws of California ("Supplier") and having a usual place of business at 16935 West Bernardo Drive, Suite 101, San Diego California 92127 and

     America China Technology Systems LLC, a corporation organized under the laws of California("Licensee") and having a usual place of business at 18881 Von Karman, Suite 1630, Irvine, California 92612.

              1.   Introduction

              Supplier has developed the Product defined below and is the owner of various patents, know-how, and other intellectual property
          rights relating  thereto.    Licensee conducts,  or  will conduct,
          business within the Territory and desires to obtain rights to market, and distribute the Product. Accordingly, in consideration of the mutual promises contained herein, the parties agree to the terms and conditions set forth in this Agreement.

              2.   Definitions

              As used in this Agreement:

              (a) "Affiliated Parties" of either party to this Agreement means entities that are owned or controlled by or which own or control such party or which are owned or controlled by a person or entity that owns or controls the party. An entity shall be deemed to be "owned or controlled" by the person or entity having a direct or indirect right to vote a sufficient portion of the subject entity's equity securities (or other voting interests) to control management's policies and directives.

              (b) "Base Technology" means the inventions, discoveries, methods, techniques, know-how, data and other information known to Supplier on the Agreement Date that is necessary or useful in the design, development, or manufacture of the Product and that Supplier has the right to make available to Licensee as provided herein. This Base Technology compromises the information and the knowledge to transform Supplier's proprietary compound (esterified oils) into a finished product (i.e., a topical cream, pill or liquid).

              (c) "New Developments" means inventions, discoveries, methods, know-how, data, or other information useful to the design, development, or manufacture of the Product that is developed after the date of this Agreement.

              (d) "Patents" means the patents, if any, set forth in Exhibit B.

              (e) "Product" means the product within the Territory, as defined in Exhibit A.

              (f) "Territory" means the geographical area set forth in Exhibit A.

              (g) "Trademarks" means the trademarks or service marks set forth in Exhibit C, as it may be amended by Supplier from time to time.

              3.   License and Appointment

              (a)  Supplier   hereby   appoints   Licensee   as   its  sole
          distributor of the Product in the Territory and hereby grants Licensee a non-transferable, exclusive license to utilize the Base Technology and Patents solely to distribute the Product, in its original form or in combination with other substances or materials, in the Territory. These rights may be sublicensed by Licensee only to its Affiliated Parties located in the Territory which agree in writing to be bound by the provisions of this Agreement as if such Affiliated Parties were the Licensee.

              (b)  Supplier  hereby  grants   Licensee  a  non-transferable,
          license to use the Trademarks in connection with Licensee's marketing, sales, and distribution of the Product in the Territory. Licensee shall take whatever action is reasonably
          requested  by  Supplier   (at   Supplier's  expense)  to  protect
          Supplier's rights to these Trademarks in the Territory, including without limitation using appropriate notices and applying to become a registered user. Licensee shall have the right to establish its own Trademark/Tradenames.


              (c) If Licensee fails to purchase the amounts of Product specified in Exhibit D, but is not in default of any other provision of this Agreement, Supplier shall not have a right to terminate the Agreement pursuant to Section 12(e) below, but the license granted in Section 3(a) above shall become nonexclusive and Supplier and any agents or licensees it designates shall be entitled to manufacture, market, distribute, sell, and service the Product in the Territory and to use the Trademarks in connection therewith.

              4.   Modifications

              (a) If Supplier creates a New Development, it will not offer to sell or license the New Development to any third party in the Territory, unless Supplier shall have first offered to sell or
          license the New  Development  to  Licensee.   If Supplier's offer
          consists of a license with respect to such New Development, the license shall be on an exclusive basis in the Territory, subject to negotiated provisions regarding termination and loss of exclusivity. Once Supplier has offered to sell or license the New Development to Licensee, Licensee shall have 14 calendar
          days to accept or reject the  offer.    If  Licensee has not
          accepted the offer in writing within that period, the offer shall be deemed to have been rejected as of the expiration of the period. If Licensee rejects Supplier's offer, Supplier may offer
          to sell or license  the  New   Development   to   any  third  party
          without limitation. However, Supplier may not offer to grant a license to any third party on terms that are materially more favorable to the third party than the terms of the license offered to Licensee without first giving Licensee 14 calendar days to accept or reject an offer comparable to the one made to the third party.

              (b) If Licensee develops a New Development, Licensee shall provide information regarding this New Development to Supplier sufficient to enable Supplier to understand the New Development. Licensee hereby grants Supplier a nonexclusive, royalty-free perpetual license to use such information in its research, development, design, manufacture, and marketing activities relating to the Product and related items.

              5.   Product Pricing and Payment

     (a) Licensee shall pay Supplier for Product in its oil form provided in one or more whole drums, each drum containing 170 kilograms of the Product in oil form, at a price of $12,750 per drum. This is equivalent to $75 per kilo of oil Product.
     (b) Licensee shall pay Supplier for Product in its powder form provided in one or more whole drums, each drum containing 25 kilograms of the Product in powder form, at a price of $1,625 per drum. This is equivalent to $65 per kilo of powder Product.
     (c)  All payments shall be made in U.S. dollars.
     (d)  The cost per drum is FOB San Diego.
     (e) Payment will be 25 percent paid upon placing order, with 75 percent paid when Licensee receives verification and documentation that Product has been transferred from Supplier to Licensee in San Diego or Long Beach, California.

              6.   Technical Assistance

      (a) Within 30 days following the Agreement Date, Supplier shall deliver to Licensee all recorded technical information in its possession with respect to the Base Technology. Supplier shall provide Licensee with such technical assistance as may be reasonably necessary to inform Licensee fully about the Base Technology. If requested by Licensee from time to time and subject to the availability of appropriate Supplier personnel, Supplier will provide Licensee with engineering assistance for the purpose of improving or modifying the Product at Supplier's then-effective billing rates for such services plus out-of-pocket expenses.

      (b) Licensee shall provide purchasers of the Product with whatever information, technical assistance, and service, as may be customary in the Territory for such products.

              7.   Intellectual Property Rights

      (a) The Base Technology and Patents are and shall continue to be the property of Supplier exclusively and may be used by Licensee only as provided in this Agreement.

      (b) Any inventions or improvements (whether or not patentable), know-how, or other information developed by either party with respect to the Product shall belong solely to the developing party, subject (i) in the case of New Developments developed by Supplier, to Licensee's rights pursuant to Section 4(a) above, and (ii) in the case of New Developments developed by Licensee, to Supplier's rights pursuant to Section 4(b) above.

      (c)  All Products manufactured by or for Licensee pursuant to this Agreement shall be labeled with patent and other notices in
           form  and  content   sufficient   to   protect  fully  Supplier's
           intellectual property rights. Licensee agrees to use any reasonable form of notice, and manner of affixing such notice, specifically requested in writing by Supplier.

              8.   Commercialization and Marketing

      (a) Licensee shall undertake all expenses of commercializing the Product in the Territory, such as funding capital equipment requirements, packaging, and production start-up expenses.

      (b)  Licensee, at its own expense,  shall take all steps that must be taken to satisfy all requirements applicable within the
           Territory  with   respect   to   declaring,   recording,  filing,
           notifying, authenticating, or otherwise rendering this Agreement valid. Licensee, at its own expense, also shall apply for and secure within 180 days after the Agreement Date all governmental and regulatory approvals necessary to sell the Product in the Territory.

      (c) Licensee shall use commercially reasonable efforts to optimize sales of the Product in the Territory.

      (d) Licensee agrees neither to sell the Product bundled with other products to which a single price applies, nor to reduce the price of the Product to customers who also purchase other products from Licensee.

      (e) Licensee shall obtain Supplier's prior approval of each use of Supplier's name or Trademarks and, to such end, shall submit a prototype of each such use to Supplier for review. Supplier shall be deemed to have approved a proposed use of its name or Trademarks if it has not objected in writing within 14 calendar days following its receipt of the prototype.

              9.  Confidentiality

              All proprietary information disclosed by one party to the other and marked as confidential or proprietary shall be treated as confidential and not disclosed or transferred by the recipient to third parties, other than the recipient's agents, sub-licensees and employees who need to know this information to serve the recipient and who are obligated to treat this information as confidential. In addition, Licensee acknowledges that the Base Technology and New Developments of Supplier constitute trade secrets and proprietary properties of Supplier and agrees not to disclose
          or transfer such  information   or   materials   (or  any  copy  or
          counterpart) to any third person, nor use these in any manner except pursuant to this Agreement; and Licensee shall take the more stringent of reasonable measures, and the measures it uses to protect its own comparable information and material, to prevent this transfer and use, including without limitation restricting access to its employees who require access to serve Licensee and who are obligated to treat such information as confidential. The foregoing non-disclosure provisions shall not apply to any information that is or becomes part of the public domain without breach of any obligation to the party owning or controlling such information.

              11.  Representations and Warranties

              (a) Supplier hereby represents and warrants to Licensee that:

                   (i) it owns all Patents or patent applications, free and clear of liens or encumbrances, and has no actual knowledge of any conflicting patents or patent applications;

                  (ii) it has the full authority to enter into this Agreement without the prior consent or authorization of any court, agency, or other third party;

                 (iii) the undersigned officer has the full authority and approval of the Board of Directors of Supplier to enter into this Agreement; and

                  (iv) this Agreement does not violate the terms of any agreement, order, or other arrangement to which Supplier is subject or by which it is bound.

          SUPPLIER  MAKES,   AND   LICENSEE   RECEIVES,   NO   WARRANTY  OR
          REPRESENTATION, EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT.

              (b) Licensee hereby represents and warrants to Supplier that:

                   (i) it has the full authority to enter into this Agreement without the prior consent or other authorization of any court, agency, or other third party;

                  (ii) the undersigned officer has the full authority and approval of the Board of Directors of Licensee to enter into this Agreement; and

                 (iii) this Agreement does not violate the terms of any agreement, order, or other arrangement to which Licensee is subject or by which it is bound.

              12.  Term and Termination

              (a) This Agreement shall remain in effect for an initial term of 10 years, and shall be renewed for successive additional terms of 5 years unless at least 60 days prior to commencement of any additional term either party, acting in its sole discretion, notifies the other of its intent not to renew, or unless the Agreement is otherwise terminated as permitted in this Section 12.

              (b) Supplier may terminate this Agreement immediately by written notice to Licensee if Licensee or any Affiliated Party of Licensee begins marketing a product that competes with the Product or that renders the Product obsolete, or upon the occurrence of any of the following events:

                   (i)  the  institution  of  proceedings  by  Licensee  in
                        bankruptcy,   reorganization,    receivership,   or
                        dissolution;

                  (ii) the institution of proceedings against Licensee in bankruptcy, reorganization, receivership, or dissolution, unless such proceedings have been dismissed or otherwise terminated within 60 days following the date they were initiated; or

                 (iii) the making of an assignment for the benefit of creditors by Licensee.

              (c) Either party may terminate this Agreement at any time for a default by the other party, effective on the date specified in a notice of termination, provided that at least 30 days prior to giving such notice of termination the terminating party shall have notified the defaulting party of the default and the defaulting party shall have failed to remedy the default within such 30-day period or, if the default is not susceptible of being remedied within such period, shall have failed to initiate action within such period that is reasonably calculated to remedy the default as promptly as practicable or shall have failed to pursue such action diligently to completion.

              (d) Upon expiration or termination of this Agreement for any reason, the licenses and appointment set forth in Section 3 above shall terminate.

              (e) Upon termination of this Agreement, Licensee shall return to Supplier, or destroy, all materials in its possession
          that  constitute  or  describe,   in   whole   or  in  part,  any
          confidential or trade secret information of Supplier, including without limitation confidential information concerning the Base Technology and New Developments of Supplier. However, Licensee
          may  retain  one   copy  of  any  materials  reasonably necessary
          for any maintenance or support obligations to its customers which it reasonably assumed. Within 10 business days after termination Licensee shall notify Supplier of any materials it intends to retain pursuant to the preceding sentence; shall certify in writing, by an officer, that it has returned or destroyed all other such materials; and shall agree in writing to hold all such materials, and the information they contain, in confidence in accordance with Section 10.

              (f) If this Agreement is terminated, then the terminating party shall not be liable to the other for any damages, indemnification, expenditures or loss of profits or prospective profits of any kind sustained or arising out of such termination, both parties hereby irrevocably waiving any such rights to the fullest extent permitted under the laws of their respective countries and of any other jurisdiction. Neither party shall bring any action or proceeding of any nature whatsoever in any court, before any tribunal, or under any arbitration proceeding provided for herein, seeking or claiming any such damage or loss. Each party recognizes and acknowledges that the other party is entering into this Agreement in reliance upon and in consideration of the agreements and covenants contained in this paragraph (h).

              (g)  Sections 4(b),  5(c),  5(d),  7,  9,  10,  12(d), 12(e),
          12(f), 13, 14, 17, and 22 shall survive termination of this Agreement.

              13.  Indemnification

              (a) Supplier shall indemnify and hold harmless Licensee and its officers, directors, employees, licensees, and agents from and against any liabilities, costs, or other damages (including reasonable attorneys' fees and litigation costs) arising out of a breach of any of Supplier's representations or warranties expressed in Section 11 above, provided Licensee took reasonable actions to minimize such damages.

              (b) Licensee shall indemnify and hold harmless Supplier and its officers, directors, employees, licensees, and agents harmless from and against any liabilities, costs, or other damages (including reasonable attorneys' fees and litigation costs) arising out of Licensee's or its Affiliated Parties' manufacture, use, or sale of the Product or their improvements or alterations thereto or from a breach of any one or more of Licensee's representations or warranties expressed in Section
          11 of this Agreement, provided Supplier took reasonable actions to minimize such damages.

              14.  Infringements

              (a) Although Supplier believes that Licensee's contemplated use of the Base Technology and Patents pursuant to the license granted by Section 3(a) will not infringe any valid patent, trade secret, or other intellectual property right of a third party in the Territory, it cannot warrant this as a fact.
          Accordingly,  Supplier's  sole   responsibility,  and  Licensee's
          exclusive  remedy,  in   connection   with   any  claim  of  such
          infringement shall be to defend any suit or proceeding brought against Licensee so far as it is based on a claim that the use of the Base Technology or Patents by Licensee or its customers constitutes an infringement or misappropriation of the rights of a third party, provided Supplier is notified within ten (10) calendar days after the commencement of such suit or proceeding
          and   receives   Licensee's   full  and  complete authority,
          information,  and  assistance  (at Supplier's expense) for its defense; and Supplier shall pay all damages and costs awarded in the action against Licensee, but shall not be responsible for any compromise made without its consent. If such use of the Base Technology or Patents is claimed or held to
          constitute  such   an   infringement,  or  if  Supplier determines
          that such claim or holding is likely to be made, Supplier, at its option and expense, may either procure for Licensee the right to continue using the allegedly infringing item; modify the item so that it becomes non-infringing; replace the item with a non-infringing counterpart; or terminate the associated license rights, require the return of the applicable material, and, if appropriate, adjust or refund the payments made or to be
          made  by  Licensee.    The foregoing indemnity shall not apply to
          the extent that the claim of infringement either is based upon Licensee's use of the allegedly infringing item with an article or process developed by Licensee or obtained from a third party, or arises from Licensee's activities outside the scope of the
          Section 3(a) license, or arises from uses of the Product by Licensee's customers in ways that were not intended.

              (b) If either party learns of any possible infringement or misappropriation of Supplier's rights in the Base Technology, Patents or Product, it shall give notice thereof to the other
          party.    Licensee   agrees  to  cooperate  with  the Supplier's
          reasonable efforts to seek legal remedies for such infringements and misappropriations.


              (c)  Supplier makes no  warranty  and undertakes no liability or responsibility with respect to Licensee's use of the Trademarks in the Territory. Licensee shall research the availability of the Trademarks for use and registration in the Territory before actually using them; notify Supplier if it has reason to believe that the Trademarks are not available and cooperate with Supplier in determining an appropriate course of action; and indemnify Supplier and hold it harmless from any infringement claims that arise in connection with Licensee's use of the Trademarks unless, despite Licensee's notice of unavailability, Supplier requires their use and agrees to assume responsibility therefor.

              (d) Supplier does not hereby assume any liability or obligation in connection with infringement claims relating to its New Developments. Rather, any such liability or obligation shall be subject to good faith negotiation between the parties at the time Licensee seeks rights to such New Development pursuant to
          Section 4(a) above.

              15.  Assignment and Sublicensing

              (a)  Licensee  may  sublicense   any   third  party  to
          manufacture, market, distribute, sell, or service the Product. All proposed sublicense agreements shall contain provisions pursuant to which the sublicensee agrees: (i) to maintain the secrecy of confidential information and to sign a Confidentiality Agreement substantially in the form of Section 10; and (ii) to comply with and perform the obligations delegated to it by Licensee under this Agreement as if this Agreement were binding on it.

              (b) Licensee may not assign this Agreement, or any rights or obligations under it, to any third party without obtaining the prior written consent of Supplier.

              16.  Independent Contractor Status.

              Supplier and Licensee are independent contractors, and this Agreement shall not be deemed to constitute either party a partner, joint venturer, franchisee, servant, agent, or employee of the other.

              17.  USA Export Controls

              Licensee agrees not to export, re-export, or permit the re-exportation of any Product to any country now or hereafter included in the U.S. Department of Commerce's list of countries to which exportation of products of such type is or may be restricted or prohibited, unless that exportation or re-exportation is authorized specifically by a special license issued by the Office of Export Administration of the United States of America. This provision shall not be interpreted to expand the definition of "Territory" set forth above.

              18.  Force Majeure

              Neither party shall be  deemed  to  be  in default under this
          Agreement as long as its failure to perform any of its obligations hereunder is occasioned solely by fire, labor disturbance, acts of civil or military authorities, acts of God, or any similar cause beyond such party's reasonable control. [However, if a party is so rendered incapable of performing for a continuous period of 45 days or more, the other party may terminate this Agreement immediately upon notice to the non-performing party, subject to the provisions of Section 12(d)-(g).]

              19.  Further Assurances

              Each party shall cooperate fully with the other party, execute such further instruments, documents, and agreements, and give such further written assurances, as may be reasonably requested by the other party to carry into effect the intents and purposes of this Agreement.

              20.  Counterparts

              This Agreement may be executed in separate counterparts, each of which shall be deemed an original and, even if executed separately by each party, shall constitute a single original instrument, effective as if the parties had executed one and the same instrument.


              21.  Waiver

              No waiver of any term or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be a further or continuing waiver of that term or condition or a waiver of any other term or condition.

              22.  Notices

              All notices and other communications called for hereunder shall be in writing, shall specifically refer to this Agreement, and shall be delivered in person or sent by international carrier or overnight mail, by telex or telecopy, or by other means providing proof of delivery, to the parties at their respective addresses set forth above, or to any other address of which a party notifies the other. All notices shall be deemed to be effective on the date of actual receipt or five days after transmission as provided above, whichever is sooner.

              23.  Entire Agreement; Amendment and Modification

              This Agreement constitutes the entire agreement between the parties with respect to its subject matter and may be amended only by a writing executed by each of the parties.

              24.  Binding Effect; Successors and Assigns; Language

              This Agreement, as set forth in English, shall be binding upon and inure to the benefit of the parties and their respective
          successors and assigns.   The parties have specifically requested
          that English be the official language for the Agreement, that all related documents be drawn up in English, and that all communications and dispute resolution take place in English.

              25.  Severability; Enforceability

              The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions. If any law or rule within the Territory should prohibit, make impossible, or limit any obligation of Licensee under this Agreement, Supplier shall have the right, at its option, to suspend or terminate this Agreement or modify it as may be reasonably necessary to obtain the benefits contemplated herein.

              26.  Headings

              The section headings contained in this Agreement are for informational purposes only and are not to be construed to affect the meaning or application of any provision.

              27.  Governing Law

              This  Agreement  shall  be   governed  by  and  construed  in
          accordance with the  laws  of  the State of California, U.S.A. The
          State of California shall be the venue for any action arising with respect to this Agreement or the relationship between the parties, and each party hereby expressly consents to the jurisdiction of the courts of California and U.S.A. for this purpose.

              28.  Arbitration of Disputes

              Any controversy or claim arising out of or relating to this Agreement or its breach, which the parties fail to resolve by agreement within thirty (30) days of notice of such controversy or claim, shall be resolved by binding arbitration under the rules and auspices of the American Arbitration Association and shall be conducted by a single arbitrator with experience to apply the laws of the state of California.

              The arbitrators shall have no authority to award punitive damages. The costs of the arbitration shall be borne equally by the parties and each party shall bear its own associated costs, except that if the arbitrator in its discretion determines that there is good cause for doing so (such as willful misconduct or bad faith) it may award the prevailing party its reasonable attorneys' fees and costs incurred in connection with the arbitration.

              Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from any court of competent jurisdiction prior to, during, or after commencement or prosecution of arbitration proceedings or the final decision and award of the arbitrators.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as an instrument under seal as of the date first written above.


                        IMX                              ACTS
                    SUPPLIER                          LICENSEE



          By:/s/William P. Spencer           By:/s/Edward G. Skonezny
                   (signature)                        (signature)

          Name: William P. Spencer           Name: Edward G. Skonezny

          Title: President                   Title: CEO

                                      EXHIBIT A

                        Product, Territory and Miscellaneous


          I.  Definitions

          A. Product: Supplier's proprietary esterified oils compound used by Licensee to manufacture finished product in the form of a topical cream, ingestibles (such as tablet, capsule and softgel), liquid and other discoveries in the area of transforming Supplier's proprietary compound into acceptable consumer delivery form.

          B. Territory: The Peoples Republic of China, Vietnam, Thailand, Singapore, Philippines, Myanmar, Malaysia, Laos, Indonesia, Cambodia, Brunei

          C. Exclusivity does not include direct-to-consumer distribution in the form of television and multi-level marketing or direct selling businesses such as Amway and Avon.



                        IMX                              ACTS
                    SUPPLIER                          LICENSEE



          By:/s/William P. Spencer           By:/s/Edward G. Skonezny
                   (signature)                        (signature)

          Name: William P. Spencer           Name: Edward G. Skonezny

          Title: President                   Title: CEO

                                      EXHIBIT B

                           Patents and Patent Applications

              For purposes of the Agreement the term "Patents" shall refer to the letters patent listed below and to the letters patent subsequently issued with respect to the patent applications listed below.



             I.  Patents:

                    Country          Number            Expiration Date



            II.  Patent Applications:

                    Country         Serial Number       Filing Date
                      U.S.

                            Trademarks and Service Marks



          For purposes of the Agreement the term "Trademarks" shall refer to the Marks listed below, whether registered or unregistered.



          Mark  Registration/    Country         Date of Issuance/
                Application No.                  Filing

                            EXHIBIT D


             Purchases Of Product Related To Exclusivity Provisions

For purposes of the Agreement and the exclusivity provisions of Section 3 (d), the Licensee shall make minimum twelve-month purchases of Product as listed below;

Twelve-month period                Minimum
following final governmental       Twelve-Month
approval in the Territory          Purchase

Months 1-12                         $250,000

Months 13-24                        $1.5 million

Months 25-36                        $3 million

Months 37-48                        $5 million

Months 49-60                        $7 million